As filed with the Securities and Exchange Commission on March 19, 2003

                                                      Registration No. 333-68700
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                ----------------

                           ORTHOFIX INTERNATIONAL N.V.
             (Exact name of Registrant as specified in its charter)


     Netherlands Antilles                                    Not Applicable
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)
                             7 Abraham de Veerstraat
                          Curacao, Netherlands Antilles
              (Address of Registrant's principal executive offices)

               Orthofix International N.V. Staff Share Option Plan
             Orthofix International N.V. Executive Share Option Plan
                            (Full title of the plan)

                                 ---------------

                                  Orthofix Inc.
                             1720 Bray Central Drive
                             McKinney, TX 75069-8207
                                 (469) 742-2500
            (Name, address and telephone number of agent for service)

                                 ---------------
                                   Copies to:
                               George Spera, Esq.
                               Shearman & Sterling
                    599 Lexington Avenue, New York, NY 10022
                                 (212) 848-4000

                              Explanatory Statement
                              ---------------------

         We are filing this Post-Effective Amendment No. 1 to our Registration Statement on Form S-8, Registration No. 333-68700, in order to include as
Exhibit 4.4 the form of agreement used under our Performance Accelerated Stock Option program ("PASO"). We administer PASO as a sub-plan of the Staff Share Option Plan. The terms of PASO, including reservation of 1,000,000 of our shares of Common Stock subject to options awarded under PASO, were independently approved by our shareholders on June 29, 2000.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, Orthofix International N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Huntersville, North Carolina on March 19, 2003.


                           ORTHOFIX INTERNATIONAL N.V.


                           By: /s/ Charles W. Federico
                              --------------------------------------------------
                              Name:  Charles W. Federico
                              Title: Group President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on March 19, 2003.


Signature                                         Title
---------                                         -----


              *                         Chairman of the Board of Directors
----------------------------
Robert Gaines Cooper

              *                         Deputy Chairman and Director
----------------------------
Peter J. Hewett

              *                         Executive Deputy Chairman and Director
----------------------------
Edgar Wallner

/s/ Charles W. Federico                 Group President, Chief Executive Officer
----------------------------            and Director
Charles W. Federico

             *                          Chief Financial Officer (Principal
----------------------------            Accounting Officer)
Thomas Hein

              *                         Executive Vice President and Director
----------------------------
Peter W. Clarke

              *                         Director
----------------------------
Jerry C. Benjamin

              *                         Director
----------------------------
James F. Gero

              *                         Director
----------------------------
Frederik K.J. Hartsuiker

              *                         Director
----------------------------
John W. Littlechild


              *                         Director
----------------------------
Alberto d'Abreu de Paulo



*   By Charles W. Federico, attorney-in-fact

                                  Exhibit Index


The following exhibits are filed as part of this Registration Statement:

Exhibit No.       Description of Document
-----------       -----------------------

4.1 Articles of Association of Orthofix International N.V., as amended to date (filed as an exhibit to the Annual Report on Form 20-F of Orthofix International N.V. for the year ended December 31, 2000 (File 0-19961) incorporated herein by reference)

4.2 Orthofix N.V. Staff Share Option Plan (filed as an exhibit to the Registration Statement on Form S-8 of Orthofix International N.V., Registration Statement No. 33-50900, and incorporated herein by reference)

4.3 Orthofix N.V. Executive Share Option Plan (filed as an exhibit to the Registration Statement on Form S-8 of Orthofix International N.V., Registration Statement No. 33-50900, and incorporated herein by reference)

4.4               Form of agreement under the Orthofix International N.V.
                  Performance Accelerated Stock Option program

5 Opinion of Smeets Thesseling & van Bokhorst, Netherlands Antilles counsel to the Registrant, as to the legality of the Common Shares being registered**

23.1              Consent of PricewaterhouseCoopers**

23.2              Consent of Smeets Thesseling & van Bokhorst **

24                Power of Attorney**


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**   Previously filed